Exhibit 10.24

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of March 11, 2016 (the “Effective Date”), by and between 737 GERRARD ROAD, LLC, a Delaware limited liability company (“Seller”), and INTERNATIONAL AUTO PROCESSING INC., a Georgia Corporation (“Buyer”).

Intending to be legally bound, the parties agree as follows:

1. Agreement to Sell and Purchase. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and take from Seller, subject to and in accordance with all of the terms and conditions of this Agreement, all those certain parcels of real estate more particularly described on Exhibit A attached hereto (the “Land”), together with Seller’s rights, if any, in and to the following: (a) rights, ways and easements appurtenant to the Land (“Appurtenant Rights”) and (b) any, buildings, structures and other improvements located thereon (“Improvements (the Land, the Appurtenant Rights and the Improvements herein collectively the “Property”).

2. Purchase Price; Method of Payment. The aggregate purchase price for the Property (the “Purchase Price”) shall be the sum of FOUR MILLION ONE HUNDRED THOUSAND DOLLARS ($4,100,000.00). The Purchase Price, after crediting the Earnest Money, and subject to the pro-rations and adjustments hereinafter described, shall be paid by Buyer to Seller at Closing.

3. Earnest Money.

(a) On or before 5:00 PM Eastern Standard Time on the date that is TWO (2) business days after the Effective Date, Buyer shall pay the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) (the “Initial Deposit”) to First American Title Insurance Company (the “Escrow Agent”) pursuant to the wiring instructions attached hereto as Exhibit B. The Initial Deposit payment shall, except as otherwise provided herein, be non-refundable and shall be made by wire delivery of funds through the Federal Reserve System to the Escrow Agent. If Buyer shall fail to timely deposit the Initial Deposit, then this Agreement shall terminate automatically, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. Notwithstanding anything to the contrary contained in this Agreement, no such deposit shall be deemed timely, unless actually received by the date and time therefor set forth in this paragraph 3.

(b) Upon the expiration of the Inspection Period (defined below), if this Agreement has not been timely terminated by Buyer pursuant to paragraph 4 hereof, then Buyer shall pay the additional sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) (the “Subsequent Deposit”) to Escrow Agent pursuant to the wiring instructions attached hereto as Exhibit B. The Subsequent Deposit payment shall be made by wire delivery of funds through the Federal Reserve System to the Escrow Agent. If Buyer shall fail to timely deposit the Subsequent Deposit, then this Agreement shall terminate automatically, all rights and obligations of the parties under this Agreement shall expire, Seller shall retain the Initial Deposit and this Agreement shall become null and void. Notwithstanding anything to the contrary contained in this Agreement, no such deposit shall be deemed timely, unless actually received by the date and time therefor set forth in this paragraph 3. The Initial Deposit and the Subsequent Deposit shall be referred to hereinafter, collectively, as the “Earnest Money”.

(c) At Closing, the Earnest Money shall be applied as part payment of the Purchase Price.

(d) In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for damages, losses or expenses, except for gross negligence or willful misconduct, and Escrow Agent shall accordingly, and without limitation, not incur any such liability with respect to: (i) any action taken or omitted in good faith; or (ii) any action taken or omitted in reliance upon any notice or instruction relating to this Agreement, not only as to the due execution and validity and effectiveness of such writing, but also as to the truth and accuracy of any information contained therein. Buyer and Seller shall and hereby do indemnify, defend, and hold harmless Escrow Agent against and in respect of any and all losses, claims, damage, liabilities, and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon Escrow Agent or incurred by Escrow Agent hereunder or in the performance of its duties as Escrow Agent hereunder, including any litigation arising from this Agreement or involving the subject matter hereof. If Escrow Agent is unable to determine the sufficiency or authenticity of any consent or document delivered to it purportedly to satisfy any of the conditions set forth herein or for any other reason, or if Escrow Agent shall not deem itself able to satisfy its obligations hereunder, or if inconsistent demands are made on Escrow Agent, or if any disputes arise as to the application of the funds and documents held by Escrow Agent, Escrow Agent shall be entitled, with no liability for failure to do so: (a) to tender into the registry or custody of any court of competent jurisdiction any funds held by it, together with such legal pleadings or other documents as Escrow Agent may deem appropriate, and thereupon Escrow Agent shall be discharged from all further duties, liabilities and obligations under this Agreement; or (b) to retain such funds until resolution of such dispute or inconsistent demands. The escrow shall terminate on the date of Closing or the date of termination of this Agreement as herein provided.

4. Inspection Period.

(a) Until Closing, and provided Buyer gives Seller at least two (2) business days prior notice, Buyer and its duly authorized representatives shall have access onto the Property for the determination of utility availability, surveying, soil, engineering, environmental quality, and feasibility testing, and other tests, inspections, and investigations reasonably deemed necessary by Buyer, provided, however, that in the event the Property is damaged by Buyer’ s and or its duly authorized agents’ activities on the Property relating to the rights granted under this section, Buyer shall return the Property, as soon as reasonably possible, to the condition existing immediately prior to the occurrence of such damage. Prior to entering the Property, Buyer shall provide to Seller evidence of liability insurance reasonably satisfactory to Seller covering Buyer’s and or its duly authorized agents activities on the Property relating to the rights granted under this section. Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind or nature whatsoever (including reasonable attorney’s fees and expenses and court costs) suffered, incurred or sustained by Seller as a result of or in connection with Buyer’s and or its duly authorized agents activities on the Property relating to the rights granted under this section. Seller shall use good faith, diligent efforts to provide Buyer, within five (5) business days after the Effective Date, copies of any title policy and title documents, contracts, operating agreements, leases, site plans, surveys, and zoning, architectural, engineering and environmental reports that it has in its possession or control with respect to the Property (collectively, the “Due Diligence Materials”). The Due Diligence Materials will be provided on an “as-is” basis without any representation or warranty of any kind or nature whatsoever and are merely provided to Buyer for Buyer’s informational purposes. If Buyer does not purchase the Property, then Buyer shall, within five (5) business days after Buyer’s termination hereof or Buyer’s failure to close hereunder, return all of the Due Diligence Materials to Seller and, upon request by Seller and at Seller’s cost, provide Seller with copies of all title reports, surveys, engineering and environmental reports for the Property that Buyer obtained from parties other than Seller as part of its due diligence investigations of the Property.

(b) The period running from the Effective Date until 5:00 pm EST NINETY (90) days thereafter is hereinafter referred to as the “Inspection Period.” Purchaser shall have the right to terminate this Agreement for any reason (or for no reason) by delivery of written notice of such termination to Seller prior to the expiration of the Inspection Period. In the event Purchaser terminates this Agreement prior to the expiration of the Inspection Period, Purchaser shall receive a full refund of the Earnest Money within two (2) business days thereafter, and this Agreement shall thereafter be of no further force or effect, except as to such provisions as are expressly intended to survive such termination. In the event Purchaser fails to terminate this Agreement prior to the expiration of the Inspection Period, the Earnest Money shall be non- refundable to Purchaser except as otherwise expressly provided herein.

5. Closing. The closing of the purchase and sale of the Property (the “Closing”) shall be held by mail with all documents and the Buyer’s funds (including, the Purchase Price) to be delivered in escrow with the Escrow Agent on or before the date that is one hundred twenty (120) days following the Effective Date, or such earlier date as the parties may agree (the “Closing Date”).

In connection with the preparation of the documentation for Closing, Seller shall be responsible for preparation of the Seller’s Documents (as hereinafter defined). Buyer shall be responsible for preparation of all documents necessary to perform all of Buyer’s obligations under this Agreement. The physical attendance of either party at the Closing shall not be required.

6. Prorations and Adjustments to Purchase Price. The following prorations and adjustments shall be made between Buyer and Seller at Closing, or thereafter if Buyer and Seller shall agree:

(a) All city, state and county ad valorem taxes, governmental assessments and similar impositions levied or imposed upon or assessed against the Property (collectively, the “Taxes”) for the year or other applicable assessment period and/or billing period therefor in which Closing occurs shall be prorated as of the Closing Date.

(b) All, if any, utility charges for the Property (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal) shall be prorated as of the Closing Date, transfer fees required with respect to any such utility shall be paid by or charged to Buyer, and Seller shall be credited with any deposits transferred to the account of Buyer.

(c) All assessments levied or imposed upon or assessed against the Property pursuant to any declaration, homeowners association, or related document/entity (the “Declaration Assessments”) for the applicable assessment period and/or billing period therefor in which the Closing occurs shall be prorated as of the Closing Date.

(d) Any other items which are customarily prorated in connection with the purchase and sale of properties similar to the Property shall be prorated as of the Closing Date.

In the event that the amount of any item to be prorated is not determinable at the time of Closing, such proration shall be made on the basis of the best available information and the parties shall re-prorate such item promptly upon receipt of the applicable bills therefor and shall make between themselves any equitable adjustment required by reason of any difference between the estimated amount used as a basis for the proration at Closing and the actual amount subject to proration. This obligation shall survive Closing. In the event any prorated item is due and payable at the time of Closing, the same shall be paid at Closing. If any prorated item is not paid at Closing, Buyer shall be responsible for the actual payment thereof, subject to the proration thereof as required by this paragraph. In making the prorations required by this paragraph 6, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Buyer.

7. Title.

(a) For the purposes of this Agreement, “good and marketable fee simple title” shall mean such title as is insurable by a title insurance company licensed to do business in the State of Georgia, under its standard form of ALTA 2006 owner’s policy of title insurance, at its standard rates, subject only to the Permitted Exceptions (defined herein).

(b) Buyer may during the Inspection Period obtain a commitment for extended coverage owner’s title insurance (herein called the “Title Commitment”) and a current survey of the Property (“Buyer’s Survey”). Buyer shall have ten (10) days from the receipt of the Title Commitment and Buyer’s Survey in which to give Seller written notice of any objections thereto, provided that any monetary liens or encumbrances on the Property are hereby objected to by Buyer and in no event shall such liens be deemed Permitted Exceptions, regardless of whether Buyer delivers written notice of such objections to Seller. Buyer may reexamine title to the Property up to and including the Closing Date and give Seller written notice of any additional objections appearing of record subsequent to the effective date of the Title Commitment. Any exceptions listed on the Title Commitment (excluding monetary liens or encumbrances) or shown on Buyer’s Survey and not objected to by Buyer, shall be deemed Permitted Exceptions. Seller shall have until the date five (5) days after receipt of Buyer’s initial notice of title objections, in which to review Buyer’s initial notice of title objections and in which to give Buyer written notice of any objections specified therein which Seller does not intend to attempt to satisfy. Seller shall have until the expiration of the Inspection Period to satisfy all valid objections (except for monetary liens which may be satisfied out of Seller’s proceeds at Closing), and, if Seller fails to so satisfy any such objections or notifies Buyer that it does not intend to satisfy any such objections, then, at the option of Buyer, Buyer may (i) terminate this Agreement in which event Seller shall immediately refund the Earnest Money to Buyer, and all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void; or (ii) waive such satisfaction and performance and elect to consummate the purchase and sale of the Property, in which event all unsatisfied objections shall constitute Permitted Exceptions under this Agreement. The remedies of Buyer as set forth in clauses (i) and (ii) above of this subparagraph (b) shall be Buyer’s sole and exclusive remedies in the event Seller fails to satisfy any such objections or notifies Buyer that it does not intend to satisfy any such objections. “Permitted Exceptions” shall include only those exceptions to title which are deemed Permitted Exceptions by the terms of this paragraph, and (i) the lien for Taxes for the current year which are not yet due and payable on the Closing Date; and (ii) municipal, zoning and subdivision laws and ordinances affecting the Property.

8. Proceedings at Closing. On the Closing Date, the Closing shall take place as follows:

(a) Seller shall deliver to Buyer the following documents and instruments, duly executed by or on behalf of Seller: (i) a special or limited warranty deed (the “Deed”), conveying the Land, the Appurtenant Rights and the Improvements constituting an interest in real estate in the form attached hereto as Schedule 1; (ii) a limited warranty bill of sale for the Personal Property that is not conveyed by the Deed, as-is, where-is and without warranty other than as to claims of Parties claiming under Seller in the form attached hereto as Schedule 2, (iii) a certificate and affidavit of non-foreign status and completed 1099-S in the form attached hereto as Schedule 3; and (iv) evidence reasonably satisfactory to the issuer of Buyer’s policy of title insurance covering the Property that Seller, and the entities and individuals executing the foregoing documents on behalf of Seller, have authority to execute such documents and to consummate the purchase and sale of the Property pursuant to this Agreement (the “Seller’s Documents”). Buyer shall be entitled to the benefit of simultaneous issue of a lender’s policy of title insurance to insure Seller’s first priority lien on the Property. For purposes of this Agreement, the term “Personal Property” shall mean any and all personal property of Seller located in or on the Property as of the Closing.

(b) Buyer shall pay the Purchase Price to Seller.

9. Costs of Closing. Seller shall bear and pay Seller’s attorneys’ fees. Buyer shall pay all recording costs (for conveyance of the Property), survey costs, the premiums for any owner’s policy of title insurance issued in favor of Buyer insuring Buyer’s title to the Property, transfer taxes (for conveyance of the Property), and all escrow fees.

10. Disclaimer of Warranties. SELLER DOES NOT, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, AND, OTHER THAN THE WARRANTIES OF TITLE CONTAINED IN THE DEED, AND EXCEPT AS OTHERWISE

SPECIFICALLY SET OUT IN SECTIONS 17, 26 AND 28 HEREOF, SELLER SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PROPERTY, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISION, EXCEPT AS SPECIFICALLY SET OUT IN SECTIONS 17, 26 AND 28 HEREOF, SELLER MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO MATTERS OF TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING, WITHOUT LIMITATION, LAWS, RULES, REGULATIONS, ORDERS AND REQUIREMENTS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE OR DISPOSAL OF ANY TOXIC OR HAZARDOUS WASTE OR TOXIC, HAZARDOUS OR REGULATED SUBSTANCE), VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY (COLLECTIVELY, THE “DISCLAIMED MATTERS”). BUYER AGREES THAT, WITH RESPECT TO THE PROPERTY, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF) AND RELY UPON SAME AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, THE DISCLAIMED MATTERS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. SUCH INSPECTIONS AND INVESTIGATIONS OF BUYER SHALL BE DEEMED TO INCLUDE AN ENVIRONMENTAL AUDIT OF THE PROPERTY, AN INSPECTION OF THE PHYSICAL COMPONENTS AND GENERAL CONDITION OF ALL PORTIONS OF THE PROPERTY, SUCH STATE OF FACTS AS AN ACCURATE SURVEY AND INSPECTION OF THE PROPERTY WOULD SHOW, PRESENT AND PROPOSED OR PENDING ZONING AND LAND USE ORDINANCES, RESOLUTIONS AND REGULATIONS OF THE CITY, COUNTY AND STATE WHERE THE PROPERTY IS LOCATED, AND THE VALUE AND MARKETABILITY OF THE PROPERTY. SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT, THE PROPERTY “AS IS”, “WHERE IS”, AND WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER OR ANY THIRD PARTY. WITHOUT IN ANYWAY LIMITING ANY PROVISION OF THIS PARAGRAPH 10, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE AGAINST SELLER WITH RESPECT TO (I) THE DISCLAIMED MATTERS, (II) THE CONDITION OF THE PROPERTY, EITHER PATENT OR LATENT. THE PAST, PRESENT OR FUTURE CONDITION OR COMPLIANCE OF THE PROPERTY WITH REGARD TO ANY ENVIRONMENTAL PROTECTION, POLLUTION CONTROL OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AND ANY OTHER STATE OF FACTS THAT EXISTS WITH RESPECT TO THE PROPERTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH 10 SHALL EXPRESSLY SURVIVE THE CONSUMMATION OF THE PURCHASE AND SALE OF THE PROPERTY ON THE CLOSING DATE, THE DELIVERY OF THE DEED AND THE PAYMENT OF THE PURCHASE PRICE, WITHOUT REGARD TO ANY LIMITATIONS UPON SURVIVAL SET FORTH IN THIS AGREEMENT.

11. Possession at Closing. Seller shall surrender possession of all of the Property to Buyer on the Closing Date, subject only to the Permitted Exceptions.

12. Remedies.

(a) If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Buyer under this Agreement and Seller is not in default under this Agreement, then the Earnest Money shall be delivered to and retained by Seller as Seller’s full liquidated damages for such default. For the avoidance of doubt, if the purchase and sale of the Property has not occurred by the Closing Date, Buyer has become and continues to be obligated to close under this Agreement, and Seller is not in default of its obligations under this Agreement, Buyer shall be deemed to be in default of this Agreement.

The parties acknowledge that Seller’s actual damages in the event of a default by Buyer will be difficult to ascertain, and that such liquidated damages represent the parties’ best estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, in the event of a default. Such liquidated damages shall be the sole and exclusive remedy of Seller by reason of a default by Buyer, and Seller hereby waives and releases any right to sue Buyer for specific performance of this Agreement or to prove that Seller’s actual damages exceed the amount which is herein provided to Seller as full liquidated damages; provided, however, that the foregoing liquidated damages shall not apply to any duty, obligation, liability or responsibility which Buyer may have under the indemnification provisions of paragraphs 4 and 17 of this Agreement, as to which Seller shall have all rights and remedies provided for or allowed by law or in equity, including, without limitation, specific performance. Except as specifically set forth in this paragraph 12(a), Buyer shall have no liability to Seller under this Agreement.

(b) If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Seller under this Agreement, and Buyer is not in default under this Agreement, then Buyer, as its sole and exclusive remedies, may exercise the following rights and remedies: (i) Buyer shall have the right to waive the default and proceed to close without an adjustment or abatement to the Purchase Price; (ii) Buyer shall have the right to terminate this Agreement, and receive the return in full of its Earnest Money Deposit (and interest earned thereon), in which event the rights and obligations of the parties under this Agreement shall expire and Seller shall reimburse Buyer for all its documented out-of-pocket expenses incurred in preparation for Closing including but not limited to title insurance premiums, attorneys’ fees, costs for the Buyer’s Survey, costs for environmental consultants, travel expenses and other expense incurred by the Buyer up to an aggregate amount not to exceed Twenty Thousand Dollars ($20,000); or (iii) if, and only if, Seller’s only default is willful refusal by Seller’s to convey the Property to Buyer as required by this Agreement, then Buyer shall have the right to sue Seller for specific performance of this Agreement. The inability of Seller to convey good and marketable fee simple title to the Property on the Closing Date shall not constitute a default by Seller under this Agreement, unless such inability is caused by a defect in Seller’s title to the Property which is not a Permitted Exception under this Agreement, which arises subsequent to the date of Seller’s execution of this Agreement, and which arises solely by reason of an affirmative act of Seller. Except as specifically set forth in this paragraph 12(b), Seller shall have no liability to Buyer under this Agreement.

13. Risk of Loss; Damage or Destruction.

(a) Between the date of this Agreement and Closing, the risks and obligations of ownership and loss of the Property and the correlative rights against insurance carriers and third parties shall belong to Seller. If any portion of the Property is damaged or destroyed by casualty prior to Closing, Seller shall give Buyer written notice within five (5) days thereof. If any Material Portion (as defined below) of the Property is damaged or destroyed by casualty prior to Closing, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice to Seller on or before the Closing, in which event, the Earnest Money shall be paid to Buyer, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. In the event less than a Material Portion of the Property is damaged or destroyed prior to Closing, Buyer shall have no right to terminate this Agreement by reason of such damage or destruction. For purposes of this Agreement, “Material Portion” shall mean damage or destruction or loss by taking for which the cost of repair or value is reasonably estimated by Buyer to exceed $100,000.00.

(b) If any portion of the Property is damaged or destroyed by casualty prior to Closing and the purchase and sale of the Property contemplated by this Agreement is thereafter actually consummated: (i) the Purchase Price shall be reduced by (x) the total of any insurance proceeds actually received by Seller on or before the Closing Date with respect to such casualty (net of costs and expenses of collection and amounts expended by Seller prior to Closing for repair or restoration of the Property) and (y) the portion of any deductible to be paid by Seller under the applicable insurance policy, which remains unpaid at the Closing; and (ii) at Closing, Seller shall assign to Buyer all rights of Seller in and to any insurance proceeds payable thereafter by reason of such casualty.

14. Condemnation.

(a) If a Material Portion of the Property is taken by eminent domain proceedings or if there is the commencement or bona fide threat of the commencement of any such proceedings prior to Closing, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice to Seller on or before Closing, in which event the Earnest Money shall be paid to Buyer, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. In the event of a taking of less than a Material Portion of the Property, Buyer shall have no right to terminate this Agreement by reason of such taking.

(b) If all or any part of the Property is taken by eminent domain proceedings prior to Closing and the purchase and sale of the Property contemplated by this Agreement is thereafter actually consummated: (i) the Purchase Price shall be reduced by the total of any awards or other proceeds actually received by Seller on or before the Closing Date with respect to any taking (net of costs and expenses of collection and amounts expended by Seller prior to Closing for repair or restoration of the Property); and (ii) at Closing, Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds payable thereafter by reason of such taking.

15. Assignment. This Agreement may be assigned, in whole or in part, by Buyer without consent of the Seller to an entity controlled by or under common control with the Buyer, or to a special purpose entity formed by an Officer(s) of the Buyer, as long as Buyer remains liable under this Agreement and provided that (a) Buyer provides the name, address, employer identification number of such assignee(s) or tax identification number no less than fifteen (15) days prior to the Closing; (b) assignee(s) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; and (c) such assignee(s) is and shall remain in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of

2001). This Agreement may not otherwise be assigned or the rights hereunder transferred, either directly or indirectly, without the prior written consent of the Seller, which consent may be granted or denied in Seller’s sole discretion.

16. Parties. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Buyer, Seller, and their respective heirs, legal representatives, successors and permitted assigns.

17. Broker and Commission. Each party represents and warrants to the other that it has not dealt with any real estate broker, salesman or finder in connection with this transaction, other than Coldwell Banker Commercial Upchurch Realty, which has acted as the sole agent in this transaction (“Broker”). Seller shall be obligated to pay a fee to Broker upon the Closing, pursuant to a separate written agreement between Seller and Broker, provided, however, that Seller shall have no obligation to pay any portion of such fee if the Closing shall fail to occur for any reason. Buyer agrees to indemnify and hold Seller harmless from and against any and all claims, losses, costs, damages, liabilities or expenses, including, without limitation, reasonable attorneys’ fees, to the extent arising out of the claim to a commission by any party claiming by or through Buyer, other than Broker. Seller agrees to indemnify and hold Buyer harmless from and against any and all claims, losses, costs, damages, liabilities or expenses, including, without limitation, reasonable attorneys’ fees, to the extent arising out of the claim to a commission by any party claiming by or through Seller.

18. Modification. This Agreement supersedes all prior discussions and agreements between and among Seller and Buyer with respect to the purchase and sale of the Property and other matters contained in this Agreement, and this Agreement contains the sole and entire understanding among Seller and Buyer with respect thereto. This Agreement shall not be modified or amended, except by an instrument in writing executed by or on behalf of Seller and Buyer.

19. Applicable Law. This Agreement shall be governed by, construed under, and interpreted and enforced in accordance with the laws of the State of Georgia, without reference to its conflict of law provisions.

20. Counterparts. This Agreement may be executed in several counterparts, and by facsimile signature or an e-mail of a PDF signature, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

21. Time. Time is and shall be of the essence of this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically be extended to, the next day which is not a Saturday, Sunday, federal or state holiday, or other nonbusiness day. Notwithstanding the foregoing, the parties agree that in the event performance of any obligation under this Agreement is impossible as a result of occurrences beyond the reasonable control of the defaulting party, including by way of illustration and not limitation, acts of God, severe weather, war, or terrorism attacks, then time to perform will be extended to as soon as reasonably practicable after the occurrence which prevents performance under this Agreement.

22. Captions. The captions and headings used in this Agreement are for convenience only and do not in any way restrict, modify, or amplify the terms of this Agreement.

23. Exhibits. Each and every Exhibit and Schedule referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each Exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

24. Notices. Whenever any notice, demand, or request is required or permitted under this Agreement, such notice, demand, or request shall be in writing and shall be delivered by hand, be sent by registered or certified mail, postage prepaid, return receipt requested, or shall be sent by nationally recognized commercial courier for next business day delivery, to the addresses set forth below their respective executions of the parties hereof, or to such other addresses as are specified by written notice given in accordance herewith, or shall be transmitted by facsimile to the number for each party set forth below their respective executions hereof, or to such other numbers as are specified by written notice given in accordance herewith. All notices, demands, or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date of deposit in the United States Mail; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; and those given by facsimile shall be deemed given on the date of facsimile transmittal. Nonetheless, the time period, if any, in which a response to any notice, demand, or request must be given shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Any notice, demand, or request not received because of changed address or facsimile number of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

25. Survival. Notwithstanding anything to the contrary set forth in this Agreement, the provisions of paragraphs 6, 10, 17, 25, 26 and 27 of this Agreement shall survive the consummation of the purchase and sale of the Property on the Closing Date, the delivery of the Deed and the payment of the Purchase Price and any termination of this Agreement in accordance with its terms and shall not become null or void.

26. Representations and Warranties. Each party hereby represents and warrants to the other as, of the Effective Date and as of the Closing Date, the following:

(a) Legal Capacity. It has full legal capacity to execute and deliver this Agreement and to perform all of its obligations hereunder.

(b) Power. This Agreement and all other agreements, instruments and documents required to be executed or delivered by it pursuant hereto have been or (if and when executed) will be duly executed and delivered by it, and are or will be legal, valid and binding obligations of it. No governmental consents and permissions are required to be obtained by it for the execution and performance of this Agreement and the other documents to be executed by it hereunder. The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or document to which it is a party or by which it is bound, or any order, rule or regulation of any court or of any federal or state regulatory body or any administrative agency or any other governmental body having jurisdiction over it.

(c) No proceedings. There is not now pending or, to its knowledge, threatened, any action, suit or proceeding, legal, equitable or otherwise, before any court or governmental agency or body that might adversely affect its ability to perform its obligations hereunder.

27. SELLER LIABILITY. UNDER NO CIRCUMSTANCES SHALL ANY DUTY, OBLIGATION, LIABILITY OR RESPONSIBILITY (COLLECTIVELY, A “SELLER LIABILITY”) OF SELLER ARISING UNDER THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY EXCEED SELLER’S INTEREST IN THE PROPERTY. FURTHER, ANY PARTY SEEKING TO ENFORCE A SELLER LIABILITY SHALL RELY SOLELY ON AND LOOK TO THE ASSETS OF SELLER AS IF SELLER WERE A CORPORATION ADEQUATELY CAPITALIZED FOR ALL PURPOSES. FURTHER, UNDER NO CIRCUMSTANCES SHALL ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, AGENT, PARTNER OR MEMBER OF SELLER BE (I) LIABLE OR RESPONSIBLE FOR ANY DUTY, OBLIGATION, LIABILITY OR RESPONSIBILITY OF SELLER, OR (II) HAVE ANY OBLIGATION ENFORCEABLE BY OR FOR THE BENEFIT OF ANY PARTY DESCRIBED ABOVE TO MAKE CONTRIBUTIONS OF CAPITAL OR ANY OTHER CONTRIBUTIONS TO SELLER TO PAY OR SATISFY ANY SUCH DUTY, OBLIGATION, LIABILITY OR RESPONSIBILITY. NO RECOURSE SHALL BE SOUGHT, AND NO ACTION SHALL BE TAKEN, AGAINST ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, AGENT, PARTNER OR MEMBER OF SELLER, OR AGAINST ANY OF THE ASSETS OF SELLER OTHER THAN THE PROPERTY OR AGAINST ANY ASSETS OF THE FOREGOING PARTIES, FOR THE PAYMENT OR SATISFACTION OF ANY SUCH DUTY, OBLIGATION, LIABILITY OR RESPONSIBILITY.

28. Miscellaneous.

(a) No failure or delay of any party to exercise any right or power given said party hereunder or to insist upon strict compliance by another party with their obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a modification hereof or a waiver of any party’s right to demand strict compliance with the terms hereof.

(b) Any pronouns used in this Agreement shall include, when appropriate, either gender or the neuter form and both singular and plural.

(c) Each party hereto warrants and represents that such party has full and complete authority to enter into this Agreement, and each person executing this Agreement on behalf of a party warrants and represents that they have been fully authorized to execute this Agreement on behalf of such party and that such party is bound by the signature of such representative.

(d) Each party hereto warrants and represents that each party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement and has had ample opportunity to read, review, and understand the provisions of this Agreement.

(e) No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision.

(f) This Agreement is not and shall not be deemed or considered to convey or be an interest in or lien against the Property.

(g) All documents, certificates, insurance policies, and other items required under this Agreement to be executed by or delivered to Seller shall be reasonably satisfactory to Seller in form, scope, and substance.

(h) In no event shall this Agreement or any memorandum hereof be recorded, and any such recordation or attempted recordation shall constitute a breach of this Agreement by the party responsible for such recordation or attempted recordation.

(i) This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

29. Buyer’s Additional Representations and Warranties. (a) Buyer is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; and (b) Buyer is and shall remain in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

[SIGNATURE PAGES FOLLOW]

The parties hereto have caused this Agreement to be executed and delivered as of the Effective Date.

BUYER:

INTERNATIONAL AUTO PROCESSING INC., a Georgia Corporation

By:	/s/ Frederick W. Newton
Name:	Frederick W. Newton
Title:	Chairman

Date Executed:	3/11/16

Initial address for notices:

1 Joe Frank Harris Blvd.
Brunswick GA. 31523

With a copy to:

Maynard, Cooper & Gale, P.C.
655 Gallatin Street SW
Huntsville, AL. 35801
Attention: Daniel M. Wilson
Telephone No.: 256 512 0102
Fax No.: 256 512 0119

[Signatures continued on next page]

[Signatures continued from previous page]

SELLER:

737 GERRARD ROAD, LLC a Delaware limited liability company

By:	/s/ James Sklar
Name:	James Sklar
Title:	Authorized Party

Date Executed:	3/11/16

Initial address for notices:

Heritage Global Inc. 30665 Northwestern Hwy., Suite 200 Farmington Hills, MI 48334 Attention: James Sklar, Executive Vice President, General Counsel and Secretary Telephone No.: (248) 906-8650

With a copy to:

Bass Berry Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 Attention: Curtis Capeling Telephone No.: (615) 742-6292 Facsimile No.: (615) 742-2898

[Signatures continued on next page]

[Signatures continued from previous page]

ESCROW AGENT ACKNOWLEDGMENT

Escrow Agent acknowledges receipt of the Earnest Money, and agrees to hold and disburse the Earnest Money in accordance with the terms and conditions of this Agreement.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

Initial address for notices:

414 Union Street, Suite 1205 Nashville, TN 37219 Attention: Susan Felts Telephone No.: (615) 932-6521 Facsimile No.: (714) 481-9257

Signature Page to Purchase and Sale Agreement

S-3

EXHIBIT A

LEGAL DESCRIPTION

All that tract or parcel of land lying and being in the County of Franklin, State of Georgia, adjacent to Gerrard Road (County Road #385) and Interstate 85, containing 59.209 acres, more or less and being shown on ALTA/ACSM Land Title Survey prepared for Wellstone Holdings, LLC by Site Design, Inc. dated January 24, 2003, revised February 28, 2003, and recorded in the Office of the Register of Deeds for Franklin County in Plat Book 27 at Page 29, and having such metes and bounds as appears thereon, incorporated herein by reference.

LESS AND EXCEPT: All that tract or parcel of land lying and being in the 206th District, G.M., Franklin County, Georgia, containing 3.26 acres, more or less and being more particularly described in that certain plat of survey dated July 18, 2002, by Russell Bartlett, Bartlett & Cash Land Surveyors, Inc., and recorded in Plat Book 27 at Page 42 Public Records for Franklin County, Georgia, and having such metes and bounds as appears thereon, incorporated herein by reference.

This being the same property conveyed to 737 Gerrard Road, LLC, a Delaware limited liability company by deed from Real Property Holding - Wellstone, LLC dated as of October 12, 2012, recorded in the Office of the Clerk of the Superior Court of Franklin County Georgia, in Deed Book 1094 at Page 74; and all of Grantor's right, title and interest in and to rights appurtenant thereto, including easement rights

EXHIBIT B

EARNEST MONEY WIRING INSTRUCTIONS

PAYABLE TO:	First American Title Insurance Company National Commercial Services
BANK:	First American Trust-Santa Ana
ADDRESS:	5 First American Way, Santa Ana, CA 91701
ACCOUNT NO:	3019340000
ROUTING NUMBER:	122241255

PLEASE REFERENCE THE FOLLOWING:
PROPERTY:
BORROWER NAME:
FILE NUMBER:

PLEASE USE THE ABOVE INFORMATION WHEN WIRING FUNDS TO First American Title Insurance Company National Commercial Services. FUNDS MUST BE WIRED FROM A BANK WITHIN THE UNITED STATES. PLEASE NOTIFY YOUR ESCROW OFFICER AT                           OR                       WHEN YOU HAVE TRANSMITTED YOUR WIRE.

IF YOUR FUNDS ARE BEING WIRED FROM A NON-U.S. BANK, ADDITIONAL CHARGES MAY APPLY. PLEASE CONTACT YOUR ESCROW OFFICER/CLOSER FOR INTERNATIONAL WIRING INSTRUCTIONS.

AN ACH TRANSFER CANNOT BE ACCEPTED FOR CLOSING, BECAUSE IT IS NOT THE SAME AS A WIRE AND REQUIRES ADDITIONAL TIME FOR CLEARANCE.

FIRST AMERICAN TRUST CONTACT INFO: Banking Services 1-877-600-9473

ALL WIRES WILL BE RETURNED IF THE FILE NUMBER AND/OR PROPERTY REFERENCE ARE NOT INCLUDED

SCHEDULE 1

DEED

FORM LIMITED WARRANTY DEED

See attached.

[3”MARGIN REQUIRED]

Return to:

STATE OF

COUNTY OF

LIMITED WARRANTY DEED

THIS INDENTURE (“Deed”), made as of                                          , 2016 between 737 Gerrard Road, LLC, a Delaware limited liability company (“Grantor”), whose address is c/o Heritage Global, Inc., 30665 Northwestern Highway, Suite 200, Farmington Hills, MI, Attention: James Sklar, Executive Vice President, General Counsel and Secretary and                                                                     , (“Grantee”),whose address is                                                                                                                                                                      , (the words “Grantor” and “Grantee” include their respective heirs, successors and assigns).

WITNESSETH that Grantor, for and in consideration of TEN and 00/100ths DOLLARS ($10.00) in hand paid at and before the sealing and delivery of these presents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee the following described real property (the “Property”), to-wit:

All that tract or parcel of land lying and being in the City of Lavonia, Franklin County, Georgia, and being more particularly described on the attached Exhibit “A”.

TO HAVE AND TO HOLD the Property with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behalf of Grantee, forever, in FEE SIMPLE.

SUBJECT however, to the Permitted Exceptions set forth on Exhibit “B” hereto.

AND Grantor will warrant and forever defend the right and title to the Property unto Grantee against the claims of all persons claiming by, through or under Grantor, but not otherwise.

IN WITNESS WHEREOF, Grantor has signed and sealed this Deed as of the day and year first above written.

GRANTOR:

Signed, sealed and delivered as to
all signatories in the presence of:
By:

Unofficial Witness		(SEAL)

Notary Public (Affix seal and commission expiration date)

EXHIBIT “A” TO LIMITED WARRANTY DEED

LEGAL DESCRIPTION

[Insert Property Legal Description]

Being [the same] [a portion of ] the property that                                               , by                                                                          Deed dated                                and recorded                        at [Instrument #                    ] [Book                , Page                 ] of the               County records granted and conveyed unto                     , the Grantor herein.

EXHIBIT “B” TO LIMITED WARRANTY DEED

Permitted Exceptions

(a)	Any lien for taxes and assessments for the current year which are not yet due and payable
(b)	Municipal, zoning and subdivision laws and ordinances affecting the Property;
(c)	[Remaining Permitted Exceptions to be Included Once Determined]

SCHEDULE2

BILL OF SALE

This Bill of Sale (this “Bill of Sale”) is given as of                                            , 2016 (the “Effective Date”) by 737 GERRARD ROAD, LLC (“Seller”) to                          , a                         (“Buyer”) in connection with that certain Purchase and Sale Agreement, dated as of                                (the “Agreement”), by and between Buyer and Seller. Capitalized terms used in this Bill of Sale and not otherwise defined herein, shall have the meaning specified in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, pursuant to and on the terms and conditions set forth in the Agreement, Seller does hereby sell, convey, assign, transfer and deliver unto Buyer, and its successors and assigns, all of its right, title and interest in the Personal Property (as defined in the Agreement), free and clear of all Liens.

The representations and warranties of Seller set forth in the Agreement and this Bill of Sale are exclusive and in lieu of all other representations and warranties of Seller of any kind whatsoever, whether written, oral, express or implied, and Seller has not made and shall not be deemed to have made, and SELLER HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXCEPT THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT AND THIS BILL OF SALE) AS TO THE TITLE, EXISTENCE, CONDITION, DESIGN, VALUE, OPERATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY UNIT, PART OR PORTION OF THE TRANSFERRED ASSETS, THE FREEDOM OF ANY OF THE TRANSFERRED ASSETS (OR ANY PART THEREOF) FROM ANY LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE) OR ANY LIEN, CLAIM OR ENCUMBRANCE, THE COMPLIANCE OF ANY OF THE TRANSFERRED ASSETS (OR ANY PART THEREOF) WITH ANY APPLICABLE LAW OR REGULATIONS OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED (EXCEPT THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT AND THIS BILL OF SALE), WITH RESPECT TO ANY PART OR PORTION OF THE TRANSFERRED ASSETS, OR ANY WARRANTY AGAINST INFRINGEMENT, IT BEING UNDERSTOOD THAT ALL SUCH DISCLAIMED RISKS, AS BETWEEN PNC AND THE PURCHASER, ARE TO BE BORNE BY THE PURCHASER. EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT AND THIS BILL OF SALE, THERE IS NO WARRANTY RELATING TO TITLE, POSSESSION, QUIET ENJOYMENT, OR THE LIKE.

The Personal Property is being conveyed in its present condition “AS IS” “WHERE IS” AND “WITH ALL FAULTS”.

Seller has caused this Bill of Sale to be executed by its duly authorized officer or representative as of the Effective Date.

737 GERRARD ROAD, LLC

By:
Title:

SCHEDULE 3

FIRPTA-1099

STATE OF	AFFIDAVIT OF NONFOREIGN
STATUS OF TRANSFEROR
COUNTY OF

Section 1445 of the Internal Revenue Code, as part of the “Foreign Investment in Real Property Tax Act,” provides that a transferee (buyer) of a U. S. real property interest must withhold tax if the transferor (seller) is a foreign person. A brief summary of major provisions of the law is printed on the reverse side of this form. To inform the transferee (buyer) that withholding of tax is not required upon disposition of a U. S. real property interest the undersigned transferor (seller), being duly sworn, hereby certifies the following:

The description of United States real property to be transferred is set forth on Exhibit A attached hereto.

The names, addresses and United States taxpayer identification numbers of all the transferors (owners) of the above real property (“Property”) are as follows:

Name	Address	Taxpayer ID Number

There is no other person or entity who has an ownership interest in the Property; and

3. None of the undersigned transferors is a nonresident alien or a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

The undersigned understand(s) that this certification may be disclosed to the Internal Revenue Service by the Transferee and any false statements made here could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declare(s) that the under-signed have (has) examined this certification and to the best of the undersigned’s knowledge and belief, it is true, correct and complete, and that the undersigned have (has) authority to sign.

[OWNER SIGNATURE PAGE]

By:
President

SWORN TO and subscribed before me this day of , 2016.

Notary Public
My commission expires:

The Foreign Investment in

Real Property Tax Act (FIRPTA)

Effective January 1, 1985, the Internal Revenue Code requires that, unless an exemption applies, every buyer of real estate in the United States deduct and withhold from the seller's proceeds an amount equal to ten percent of the amount realized on the disposition (the gross sales price) if the seller is a “foreign person” as defined in the Internal Revenue Code. The primary exemptions are:

1.

If the seller furnished to the buyer an affidavit by the seller stating under penalty of perjury the seller's United States taxpayer identification number and that the seller is not a foreign person. (A foreign person is any foreign citizen or entity other than a United States resident alien).

2.	If the property is acquired by the buyer for use as his or her residence and the amount paid for the property is $300,000 or less.

If the Buyer fails to deduct and withhold the correct amount of tax on a nonexempt sale, the buyer will be liable to the Internal Revenue Service for that tax.

If the initial cash consideration paid by the buyer prior to the transfer of title is not enough to cover the withholding liability, the buyer will be liable for the higher amount unless the buyer and seller obtain a qualifying statement from the I.R.S. before transfer of title.

Even though the seller provides the buyer with a nonforeign affidavit, the buyer must still withhold the tax if the buyer has actual knowledge that the affidavit is false or if the buyer receives notice from the buyer's agent or seller's agent that the affidavit is false.

EXHIBIT A

That certain tract or parcel of land located in and being more particularly described as follows:

[Insert Property Legal Description]